UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008

A.D.A.M., Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-26962

Georgia	58-1878070
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 10th Street NE, Suite 525

Atlanta, Georgia 30309-3848

(Address of principal executive offices, including zip code)

404-604-2757

(Registrant’s telephone number, including area code)

1600 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 24, 2008, A.D.A.M., Inc. (the “Company”) executed a Sublease Agreement (“Agreement”) with Knightbridge Mortgage Bankers (“Knightbridge”). The Agreement was expressly conditioned upon the receipt of the master landlord’s consent, which occurred on November 06, 2008. Pursuant to the Agreement, the Company will sublease to Knightbridge approximately 15,564 square feet of commercial office space located at 333 Earle Ovington Boulevard, Uniondale, New York. The term of the Agreement begins on November 1, 2008 and ends on June 30, 2011. The sublease rent is $23,109 per month payable before the first calendar day of each month. As a result, the Company expects to incur a one time charge of approximately $1,100,000 in the fourth quarter of 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., Inc.

Date: November 07, 2008	By:	/s/ Kevin S. Noland
Kevin S. Noland
President and Chief Executive Officer